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                                                                    Exhibit 21.1

              SIGNIFICANT SUBSIDIARIES OF THE METZLER GROUP, INC.

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
Name                                     State of Incorporation Doing Business As
----                                     ---------------------- -----------------
LECG, Inc.                               California
Metzler & Associates, Inc.               Illinois
Peterson Consulting, L.L.C.              Illinois               Peterson Worldwide LLC
Reed Consulting Group, Inc.              Delaware
Resource Management International, Inc.  California
Strategic Decisions Group                California
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